Exhibit 10.1

Execution

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of July 14, 2016, between and among, on the one hand, the lender identified on the signature page hereof (the “Lender,” which Lender constitutes the “Required Lenders” under the Loan Agreement (as defined below), MUFG Union Bank, N.A., formerly known as Union Bank, N.A., as the arranger and administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Agent”), and, on the other hand, Hercules Funding III, LLC, a Delaware limited liability company (the “Borrower”).

RECITALS

WHEREAS, the Borrower, the Agent and the Lender have entered into that certain Loan and Security Agreement dated as of May 5, 2016 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Lender has agreed to make certain loans and other financial accommodations to the Borrower subject to the terms and conditions thereof; and

WHEREAS, each of the parties hereto desires to amend and modify the Loan Agreement in accordance with the terms of the Loan Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.   Defined Terms. Capitalized terms used herein (including in the preamble and recitals above) but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement.

SECTION 2.   Amendments to Loan Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Loan Agreement is hereby amended as follows:

(a)   Section 1.1 of the Loan Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“Adjusted Daily Reset LIBOR Rate” means, for any date, the rate per annum determined by Agent by dividing (a) the Daily Reset LIBOR Rate for such date, by (b) 100% minus the Reserve Percentage. In no case shall the Adjusted Daily Reset LIBOR Rate be less than 0%.

“Daily Reset LIBOR Rate” means, for any date, the rate determined by Agent to be the per annum rate (rounded upward to the nearest one-hundredth of one percent (1/100%)) at which Dollar deposits in immediately available funds and in lawful money of the United States would be offered to Agent, on behalf of Lenders, outside of the United States at approximately 11:00 a.m. (LIBOR time) on such date, for a one-month period.

(b) Section 1.1 of the Loan Agreement is hereby amended by amending and restating in their entirety the definitions of “Interest Period,” “LIBOR Rate Loan” and “Payment Date,” as follows:

“Interest Period” means, as to each LIBOR Rate Loan (other than any LIBOR Rate Loan bearing interest at the Adjusted Daily Reset LIBOR Rate), the period commencing on the date such LIBOR Rate Loan is disbursed or converted to or continued as a LIBOR Rate Loan and ending on the date one, three or six months thereafter, as selected by the Borrower in a written notice to Agent; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the Maturity Date.

“LIBOR Rate Loan” means each portion of an Advance that bears interest at (i) a rate determined by reference to the LIBOR Rate pursuant to Borrower’s exercise of the LIBOR Option in accordance with Section 2.12, or (ii) the Adjusted Daily Reset LIBOR Rate.

“Payment Date” means the first (1st) day of each calendar month, or such other day as may be agreed to by Borrower and Agent (with the consent of the Required Lenders) from time to time.

(c)   The second sentence of Section 2.2(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

Each Borrowing hereunder shall initially bear interest at the Adjusted Daily Reset LIBOR Rate.

(d)   Section 2.5(a)(i) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(i) if the relevant Obligation is a LIBOR Rate Loan, at a per annum rate equal to (A) the LIBOR Rate or the Adjusted LIBOR Daily Reset Rate, as applicable, plus (B) the LIBOR Rate Margin, and

(e)   Section 2.5(c) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(c)   Payment. Except to the extent, if any, provided to the contrary in Section 2.10, Section 2.12, or elsewhere in this Agreement, interest and all other fees payable hereunder shall be due and payable, in arrears, (i) on each Payment Date that Obligations or Commitments are outstanding, and (ii) on the Maturity Date. On or about ten (10) days prior to each Payment Date, the Agent will provide Borrower with an indicative statement detailing the amount of interest, fees and expenses payable on the immediately upcoming Payment Date, which amounts shall be subject to modification as a result of changes occurring between the date of delivery of such statement and such Payment Date (and the Agent shall use commercially reasonable efforts to provide Borrower with prompt written notice of any such modification(s) on or prior to such Payment Date). Borrower hereby authorizes Agent from time to time to debit (by ACH or otherwise) from any Borrower Account all interest and fees (when due and payable), the fees and costs provided for in Section 2.10 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document or any Bank Product Agreement (including any amounts due and payable to the Bank Product Providers in respect of Bank Products up to the Bank Product Reserve Amount). Borrower further authorizes Agent, from time to time with prior notice to Borrower, to charge all interest and fees (when due and payable), all Lender Group Expenses (as and when incurred), the fees and costs provided for in Section 2.10 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document or any Bank Product Agreement (including any amounts due and payable to the Bank Product Providers in respect of Bank Products up to the Bank Product Reserve Amount) to Borrower’s Loan Account, which amounts thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder.

(f)   Section 2.12(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(a)   LIBOR Election. Borrower may elect from time to time that all (or any portion) of the Advances (other than Advances with respect to Agent Advances and Overadvances) bear interest at the LIBOR Rate, the Adjusted Daily Reset LIBOR Rate or the Base Rate. So long as no Event of Default has occurred and is continuing, Borrower may, by notifying Agent prior to 1:00 p.m. (New York time) at least three (3) Business Days prior to its desired commencement of an Interest Period for all (or a portion) of the Advances (the “LIBOR Deadline”), elect to exercise Borrower’s option (the “LIBOR Option”) to have interest on all (or any portion) of such Advances (other than Advances with respect to Agent Advances and Overadvances) determined for such Interest Period by reference to the LIBOR Rate or the Adjusted Daily Reset LIBOR Rate. Notice of Borrower’s election of the LIBOR Option for any Interest Period, and (if applicable) the Interest Periods selected and the Advances subject to such Interest Periods, shall be made by delivery by Borrower to Agent of a LIBOR Notice received by Agent before the LIBOR Deadline, or by telephonic notice to Agent by Borrower received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Agent prior to 5:00 p.m. (New York time) on the same day). Each LIBOR Notice shall be irrevocable and binding on Borrower. Promptly upon its receipt of any LIBOR Notice, Agent shall provide a copy thereof to each of the Lenders. There shall be no more than five (5) Interest Periods outstanding at any time. Notwithstanding the foregoing, if Borrower has not exercised the LIBOR Option in accordance with this Section 2.12 prior to the LIBOR Deadline for an Interest Period, then interest on all or such portion of the Advances then eligible to have interest determined by reference to the LIBOR Rate (including the

Advances that were treated as LIBOR Rate Loans during the immediately preceding Interest Period) shall be determined for such Interest Period by reference to the Adjusted Daily Reset LIBOR Rate unless Borrower has notified Lender prior to 1:00 p.m. (New York time) at least three (3) Business Days prior to the commencement of an Interest Period that it elects interest on such Advances to accrue by reference to the Base Rate. At any time that an Event of Default has occurred and is continuing, Borrower no longer shall have the option to request that Advances bear interest determined by reference to the LIBOR Rate or the Adjusted Daily Reset LIBOR Rate, and Lender shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Base Rate Loans hereunder for the remainder of such Interest Period.

(g)   Section 2.12(e) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(e)   Compensation for Losses. Upon demand of any Lender (with a copy to the Agent) from time to time, Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(i)   any continuation, conversion, payment or prepayment of any LIBOR Rate Loan (other than any LIBOR Rate Loan bearing interest at the Adjusted Daily Reset LIBOR Rate) on a day other than the last day of the Interest Period for such LIBOR Rate Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(ii)   any failure by Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any LIBOR Rate Loan (other than any LIBOR Rate Loan bearing interest at the Adjusted Daily Reset LIBOR Rate) on the date or in the amount notified by Borrower; or

(iii)   any assignment of a LIBOR Rate Loan (other than any LIBOR Rate Loan bearing interest at the Adjusted Daily Reset LIBOR Rate) on a day other than the last day of the Interest Period therefor as a result of a request by Borrower pursuant to Section 15.2.

(h)   Exhibit L-1 to the Loan Agreement is hereby amended and restated in its entirety in the form set forth on Annex 1 hereto.

SECTION 3.   Conditions. The effectiveness of this Amendment is subject to the following conditions precedent:

(a)   the execution and delivery of this Amendment by the Borrower, the Agent and the Lender; and

(b)   the receipt by the Agent of reimbursement or payment of all fees and expenses incurred by the Agent in connection with this Amendment.

SECTION 4.   Representations and Warranties. The Borrower hereby represents and warrants to the Agent and the Lender as follows:

(a)   the Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its organization;

(b)   the Borrower has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into this Amendment and to carry out the transactions contemplated by the Loan Documents;

(c)   the execution, delivery and performance by the Borrower of this Amendment has been duly authorized by all necessary action;

(d)   each of the representations and warranties set forth in the Loan Agreement and the other Loan Documents are true and correct in all material respects (without duplication of any materiality qualifiers) (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects (without duplication of any materiality qualifiers) as of such earlier date);

(e)   this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity; and

(f)   before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

SECTION 5.   Successors; Assigns. This Amendment shall be binding upon the Borrower, the Lender and the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Lender and the Agent and their successors and assigns. No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Amendment or any of the other Loan Documents. The Borrower may not assign this Amendment or any rights or duties hereunder without the Lenders’ prior written consent and any prohibited assignment shall be absolutely void ab initio.

SECTION 6.   CHOICE OF LAW. THE VALIDITY OF THIS AMENDMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.   No Waiver. Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Nothing contained herein shall be deemed to constitute a waiver or forbearance with respect to any Default or Event of Default or be deemed to constitute a release or termination of any Obligations or any other obligation of the Borrower. The Agent and the Lender reserve all rights, privileges and remedies under the Loan Documents. Except as amended hereby, the Loan Agreement and other Loan Documents remain unmodified and in full force and effect. This Amendment shall be deemed to be a “Loan Document” for all purposes of the Loan Agreement and the other Loan Documents, and all references in the Loan Documents to the Loan Agreement shall be deemed to be references to the Loan Agreement as amended hereby.

SECTION 8.   Reaffirmation. The Borrower hereby (a) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Loan Agreement and each other Loan Document to which it is a party (after giving effect hereto), and (b) ratifies and reaffirms its grant of security interest and Liens to the Agent and confirms and agrees that such security interests and Liens secure all of the Obligations as amended hereby. The Borrower hereby consents to this Amendment, and acknowledges that the Loan Agreement, as amended hereby, and each other Loan Document remains in full force and effect and is hereby ratified and reaffirmed.

SECTION 9.   Miscellaneous. The provisions of Sections 11.3, 17.1 through 17.5 and 17.10 of the Loan Agreement are hereby incorporated by reference and shall be as effective with respect to this Amendment as if such provisions were included herein in their entirety.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

HERCULES FUNDING III, LLC, a Delaware limited liability, as Borrower

By:	/s/ Melanie Grace
Name: Title:	Melanie Grace General Counsel

MUFG UNION BANK, N.A., as Agent and as a Lender

By:	/s/ James B. Goudy
Name: Title:	James B. Goudy Director

ANNEX 1 TO AMENDMENT

EXHIBIT L-1

FORM OF LIBOR NOTICE

MUFG UNION BANK, N.A., as

Administrative Agent

601 East Potrero Grande Drive

Monterey Park, California 91754

Attn: Commercial Loan Operations

Ladies and Gentlemen:

Reference hereby is made to that certain Loan and Security Agreement, dated as of May 5, 2016 (as amended, the “Loan Agreement”), by and among Hercules Funding III, LLC, a Delaware limited liability company (the “Borrower”), the Lenders from time to time party thereto, and MUFG Union Bank, N.A., as Administrative Agent and Arranger (“Bank”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

This LIBOR Notice represents Borrower’s irrevocable request to elect the LIBOR Option with respect to outstanding Advances eligible to be LIBOR Rate Loans [, and is a written confirmation of the telephonic notice of such election given to Agent – INCLUDE THIS LANGUAGE IF APPLICABLE].

1)	If applicable, amount of outstanding Advances for which Adjusted Daily Reset LIBOR Rate is being elected:

$

2)	If applicable, amount of outstanding Advances for which the LIBOR Rate (other than the Adjusted Daily Reset LIBOR Rate) is being elected:

Amount of Advance:	Interest Period:	Start Date:
[One, three, or six months]

This LIBOR Notice further confirms Borrower’s acceptance of the [LIBOR Rate, for such Interest Period[s] OR the Adjusted Daily Reset LIBOR Rate] as determined in accordance with the Loan Agreement.

Dated:

HERCULES FUNDING III LLC, a Delaware limited liability company, as Borrower

By
Name: Title: